PILGRIM PRIME RATE TRUST

   FORM OF CERTIFICATE OF DESIGNATION FOR PREFERRED SHARES (THE "CERTIFICATE")

     Pilgrim Prime Rate Trust, a Massachusetts business trust (the "Trust"), certifies that:

     FIRST: Section I of Article III of the Trust's Declaration of Trust (which, as hereafter restated or amended from time to time, is together with this Certificate herein called the "Declaration") empowers the Board of Trustees of the Trust to authorize the issuance of one or more series of a class of preferred shares, provided that to the extent required by the Investment Company Act of 1940, no such series shall have priority over any other series within its class upon the distribution of assets or in respect of the payment of dividends.

     SECOND: Pursuant to the authority so vested in the Board of Trustees of the Trust, the Board of Trustees has, by resolution, authorized the creation of 18,000 Auction Rate Cumulative Preferred Shares, $.01 par value, liquidation preference of $25,000 per share, classified as Series M, T, W, Th and F Auction Rate Cumulative Preferred Shares (the "Preferred Shares").

     THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series of Preferred Shares are as follows:

                                   DESIGNATION

     SERIES M: A series of 3,600 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series M Auction Rate Cumulative Preferred Shares" ("Series M"). Each share of Series M may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Certificate. The Series M shall constitute a separate series of Preferred Shares of the Trust.

     SERIES T: A series of 3,600 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series T Auction Rate Cumulative Preferred Shares" ("Series T"). Each share of Series T may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Certificate. The Series T shall constitute a separate series of Preferred Shares of the Trust.

     SERIES W: A series of 3,600 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series W Auction Rate Cumulative Preferred Shares" ("Series W"). Each share of Series W may be issued on a date
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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Certificate. The Series W shall constitute a separate series of Preferred Shares of the Trust.

     SERIES TH: A series of 3,600 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series Th Auction Rate Cumulative Preferred Shares" ("Series Th"). Each share of Series Th may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Certificate. The Series Th shall constitute a separate series of Preferred Shares of the Trust.

     SERIES F: A series of 3,600 Preferred Shares, liquidation preference $25,000 per share, is hereby designated "Series F Auction Rate Cumulative Preferred Shares" ("Series F"). Each share of Series F may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Certificate. The Series F shall constitute a separate series of Preferred Shares of the Trust.

     Subject to the provisions of Section 3(j) of Part I of this Certificate, the Board of Trustees of the Trust may, in the future, authorize the issuance of additional series of the Trust's preferred shares, including additional Series of Preferred Shares as long as any additional series of Preferred Shares has the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms of each of the respective series herein described, except that the Applicable Rate for its initial Dividend Period, its initial Dividend Payment Date and any other changes in the terms herein set forth shall be as set forth in an amendment to this Certificate.

     As used in Part I and Part II of this Certificate, capitalized terms shall have the meanings provided in Section 19 of Part I of this Certificate.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION


                         PART I: PREFERRED SHARES TERMS

     1. NUMBER OF SHARES; RANKING.

          (a) The initial number of authorized shares constituting Series M is 3,600 shares. The initial number of authorized shares constituting Series T is 3,600 shares. The initial number of authorized shares constituting Series W is 3,600 shares. The initial number of authorized shares constituting Series Th is 3,600 shares. The initial number of authorized shares constituting Series F is 3,600 shares. No fractional shares of any Series shall be issued.

          (b) Shares of each Series which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued preferred shares.

          (c) Shares of each Series shall rank on a parity with shares of any other series of preferred shares (including any other shares of Preferred Shares) as to the payment of dividends to which such shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

          (d) No Holder of shares of any Series shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of any Series, shares of Common Shares of the Trust or other securities of the Trust which it may hereafter issue or sell.

     2. DIVIDENDS.

          (a) The Holders of shares of each Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends on their shares at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph (b) of this
Section 2. Dividends on the Outstanding shares of each Series issued on the Date of Original Issue shall accumulate from the Date of Original Issue.

          (b) (i) Dividends shall be payable when, as and if declared by the Board of Trustees following the initial Dividend Payment Date, subject to subparagraph (b)(ii) of this Section 2, on the shares of each Series, as follows:

                    (A) with respect to any Dividend Period of one year or less, on the Business Day following the last day of such Dividend Period; provided however, if the Dividend Period is more than 91 days then on the 91st, 181st and 271st days within such period, if applicable, and on the Business Day following the last day of such Dividend Period; and

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

                    (B) with respect to any Dividend Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 within such Dividend Period and on the Business Day following the last day of such Dividend Period.

               (ii) If a day for payment of dividends resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

               (iii) The Trust shall pay to the Paying Agent not later than 12:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date for a Series, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of such Series on such Dividend Payment Date. The Trust shall not be required to establish any reserves for the payment of dividends.

               (iv) All moneys paid to the Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this
Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were to have been so applied.

               (v) Each dividend on each Series shall be paid on the Dividend Payment Date therefor to the Holders of that Series as their names appear on the share ledger or share records of the Trust on the Business Day next preceding such Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Trust on such date; provided, however, if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the share ledger or share records of the Trust on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

          (c) (i) The dividend rate on Outstanding shares of each Series during the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period therefor shall be equal to the rate per annum set forth under "Designation" above. For each subsequent Dividend Period, the dividend rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Dividend Period of a Series is not held for any reason or if Sufficient Clearing Orders have not been made in an Auction (other than as a result of all shares of any Series being the subject of Submitted Hold Orders), then the dividend rate on the shares of that Series for any such Dividend Period shall be the Maximum Rate (except (i) during a Default Period when the dividend rate shall be the Default Rate, as set forth in Section 2(c)(ii) below) or (ii) after a Default Period and prior to the beginning of the next Dividend Period when the dividend rate shall be the

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

Maximum Rate at the close of business on the last day of such Default Period). The rate per annum at which dividends are payable on shares of each Series as determined pursuant to this Section 2(c)(i) shall be the "Applicable Rate."

               (ii) Subject to the cure provisions in Section 2(c)(iii) below, a "Default Period" with respect to a particular Series will commence on any date the Trust fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared dividend on that Series payable on the Dividend Payment Date (a "Dividend Default") or (B) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption Default") and together with a Dividend Default and a Redemption Default, hereinafter referred to as "Default").

               Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, no Auction shall be held during a Default Period applicable to that Series and the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period applicable to that Series.

               (iii) No Default Period with respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Trust) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

               (iv) The amount of dividends per share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one (1) year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share was Outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

cent. During any Dividend Period of one (1) year or more, the amount of dividends per share payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

          (d) Any dividend payment made on shares of any Series shall first be credited against the earliest accumulated but unpaid dividends due with respect to such Series.

          (e) For so long as the Preferred Shares are Outstanding, except as otherwise contemplated by Part I of this Certificate, the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, ranking junior to the Preferred Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Trust ranking junior to the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or other shares ranking junior to the Preferred Shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to dividends and upon liquidation), unless (i) immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and the 1940 Act Preferred Shares Asset Coverage would be achieved, (ii) all cumulative and unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Trust's preferred shares, including the Preferred Shares, and (iii) the Trust has redeemed the full number of preferred shares required to be redeemed by any mandatory provision for redemption including shares of the Preferred Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a)(ii) of Part I of this Certificate.

          (f) For so long as the Preferred Shares are Outstanding, except as set forth in the next sentence, the Trust will not declare, pay or set apart for payment on any series of shares of the Trust ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Preferred Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the Preferred Shares through their most recent Dividend Payment Date or upon any other series of shares ranking on a parity as to the payment of dividends with Preferred Shares through their most recent respective Dividend Payment Dates, all dividends declared upon Preferred Shares and any other such series of shares ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other series of preferred shares bear to each other.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (g) The Trust will not declare, pay or set apart for payment any dividend or other distribution in respect to any Series (i) if there is any event of payment default which has occurred and is continuing under indebtedness senior to such Series (such senior indebtedness including but not limited to indebtedness under the Bank of America Credit Agreement and the GE Loan Agreement) or (ii) unless immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the asset coverage requirements under the indebtedness senior to such Series.

     3. REDEMPTION.

          (a) (i) After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the 1940 Act and Massachusetts law, the Trust may, at its option, redeem in whole or in part out of funds legally available therefor shares of any Series herein designated as
(A) having a Dividend Period of one year or less, on the Business Day after the last day of such Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date ("Redemption Price"), or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 4 of Part I of this Certificate; provided, however, that during a Dividend Period of more than one year no shares of any Series will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Trustees after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Trust shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless, on the date on which the Trust gives such notice and on the Redemption Date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to Holders of each Series by reason of the redemption of each Series on the Redemption Date and (b) the Trust would have Eligible Assets with an aggregate Discounted Value at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 3 shall be applicable in such circumstances in the event the Trust makes the deposit and takes the other action required thereby.

               (ii) If the Trust fails as of any Valuation Date to meet the Preferred Shares Basic Maintenance Amount Test or, as of the last Business Day of any month, the 1940 Act Preferred Shares Asset Coverage, and such failure is not cured within five Business Days following the relevant Valuation Date in the case of a failure to meet the Preferred Shares Basic Maintenance Amount Test or

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

the last Business Day of the following month in the case of a failure to meet the 1940 Act Preferred Shares Asset Coverage (each an "Asset Coverage Cure Date"), the Preferred Shares will be subject to mandatory redemption out of funds legally available therefor. The number of Preferred Shares to be redeemed in such circumstances will be equal to the lesser of (A) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Trust meeting the Preferred Shares Basic Maintenance Amount Test, and the 1940 Act Preferred Shares Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all Preferred Shares then Outstanding will be redeemed), and (B) the maximum number of shares of Preferred Shares that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iv) of this Section 3.

               (iii) [Reserved]

               (iv) In determining the Preferred Shares required to be redeemed in accordance with the foregoing Section 3(a)(ii), the Trust shall allocate the number of shares required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among the Holders of the Preferred Shares in proportion to the number of shares they hold and shares of other preferred shares subject to mandatory redemption provisions similar to those contained in this Section 3, subject to the further provisions of this subparagraph (iv). The Trust shall effect any required mandatory redemption pursuant to: (A) the Preferred Shares Basic Maintenance Amount Test, as described in subparagraph (a)(ii) of this
Section 3, no later than 30 days after the Trust last met the Preferred Shares Basic Maintenance Amount Test, or (B) the 1940 Act Preferred Shares Asset Coverage, as described in subparagraph (a)(ii) of this Section 3, no later than 30 days after the Asset Coverage Cure Date (the "Mandatory Redemption Date"), except that if the Trust does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of Preferred Shares which would be required to be redeemed by the Trust under clause (A) of subparagraph (a)(ii) of this Section 3 if sufficient funds were available, together with shares of other preferred shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Trust otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Trust shall redeem those Preferred Shares, and shares of other preferred shares which it was unable to redeem, on the earliest practicable date on which the Trust will have such funds available, upon notice pursuant to Section 3(b) to record owners of shares of the Preferred Shares to be redeemed and the Paying Agent. The Trust will deposit with the Paying Agent funds sufficient to redeem the specified number of Preferred Shares with respect to a redemption required under subparagraph (a)(ii) of this Section 3, by 1:00 p.m., New York City time, of the Business Day immediately preceding

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

the Mandatory Redemption Date. If fewer than all of the Outstanding Preferred Shares are to be redeemed pursuant to this Section 3(a)(iv), the number of shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of such shares held by such Holders, by lot or by such other method as the Trust shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. "Mandatory Redemption Price" means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

          (b) In the event of a redemption pursuant to the foregoing Section 3(a), the Trust will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Trust shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to Section 3(a)(i) above, one Business Day prior to the giving of notice to the Holders, (ii) in the case of a mandatory redemption pursuant to Section 3(a)(ii) above, on or prior to the 10th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of shares of any Series called for redemption not later than the close of business on the Business Day immediately following the day on which the Auction Agent determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Trust). The Auction Agent shall confirm such telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of shares of any Series at their addresses appearing on the share records of the Trust. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the number and identity of shares of each Series to be redeemed, (iii) the redemption price (specifying the amount of accumulated dividends to be included therein), (iv) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 3, no preferred shares, including the Preferred Shares, may be redeemed at the option of the Trust unless all dividends in arrears on the Outstanding Preferred Shares and any other preferred shares have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding preferred shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding preferred shares.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (d) Upon the deposit of funds sufficient to redeem shares of any Series with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Trust has met the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage), and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the shares of any Series called for redemption on such date and (ii) such other amounts, if any, to which Holders of shares of any Series called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Trust, after which time the Holders of shares of each Series so called for redemption may look only to the Trust for payment of the redemption price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent shall notify all Holders whose funds are unclaimed by placing a notice in the Wall Street Journal concerning the availability of such funds for three consecutive weeks. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

          (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem shares of any Series shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed shares of each Series for which a Notice of Redemption has been given, dividends may be declared and paid on shares of any Series and shall include those shares of any Series for which Notice of Redemption has been given but for which deposit of funds has not been made.

          (f) All moneys paid to the Paying Agent for payment of the redemption price of shares of any Series called for redemption shall be held in trust by the Paying Agent for the benefit of holders of shares so to be redeemed.

          (g) So long as any shares of any Series are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (h) Except for the provisions described above, nothing contained in this Certificate limits any right of the Trust to purchase or otherwise acquire any shares of each Series outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any shares of each Series for which Notice of Redemption has been given and the Trust meets the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount Test after giving effect to such purchase or acquisition on the date thereof. Any shares which are purchased, redeemed or otherwise acquired by the Trust shall have no voting rights. If fewer than all the Outstanding shares of any Series are redeemed or otherwise acquired by the Trust, the Trust shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Trustees.

          (i) In the case of any redemption pursuant to this Section 3, only whole shares of each Series shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

          (j) Notwithstanding anything herein to the contrary, including, without limitation, Section 6(i) of Part I of this Certificate, the Board of Trustees may authorize, create or issue other series of preferred shares, including other series of Preferred Shares, series of stock ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, to the extent permitted by the 1940 Act, as amended, if upon issuance, the net proceeds from the sale of such stock (or such portion thereof needed to redeem or repurchase the Outstanding Preferred Shares) are deposited with the Auction Agent in accordance with Section 3(d) of Part I of this Certificate, Notice of Redemption as contemplated by Section 3(b) of Part I of this Certificate has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Preferred Shares or if upon the issuance of any such series, the Trust would meet the 1940 Act Preferred Shares Asset Coverage, the Preferred Shares Basic Maintenance Amount Test and the requirements of Section 12(b) of Part I of this Certificate.

          (k) Notwithstanding anything herein to the contrary, redemptions of preferred shares pursuant to this Section 3 shall comply with the terms and covenants of the Bank of America Credit Agreement and the GE Loan Agreement and no such redemptions shall be permitted to the extent they will cause an event of default under such agreements.

     4. DESIGNATION OF DIVIDEND PERIOD.

          (a) The initial Dividend Period for each Series is as set forth under "Designation" above. The Trust will designate the duration of subsequent Dividend Periods of each Series; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, each Series shall have been cured as provided above, (iii) Sufficient Clearing Orders shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Trust shall have mailed a Notice of Redemption with respect to any shares, the redemption price with respect to such shares shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Trust has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, and the Trust has consulted with the Broker-Dealers and has provided notice of such designation and a Preferred Shares Basic Maintenance Certificate to each Rating Agency.

          (b) If the Trust proposes to designate any Special Rate Period, not fewer than 7 Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Rate Period is fewer than 8 days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Trust proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Trust will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Dividend Period shall be a Standard Rate Period. No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Trust shall deliver to the Auction Agent, who will promptly deliver to the Broker- Dealers and Existing Holders, either:

               (i) a notice stating (A) that the Trust has determined to designate the next succeeding Dividend Period as an Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

               (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period.

If the Trust fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of Paragraph (a) of this Section 4 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     5. RESTRICTIONS ON TRANSFER. Shares of each Series may be transferred only
(a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Trust or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding shares of any Series through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the shares of each Series issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

     6. VOTING RIGHTS.

          (a) Except as otherwise provided in the Declaration or as otherwise required by applicable law, (i) each Holder of shares of any Series shall be entitled to one vote for each share of any Series held on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding shares of preferred shares, including each Series, and shares of Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding shares of preferred shares, including each Series, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Trust, to elect two trustees of the Trust, each share of preferred shares, including each Series, entitling the holder thereof to one vote. Except as set forth in paragraph (b) of this Section 6, the class of outstanding preferred shares, including each Series, shall not be entitled to participate in the election of any other trustees of the Trust.

          (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of shares of preferred shares, including each Series, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of shares of preferred shares, including each Series, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

               (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on preferred shares, including each Series, equal to at least two full years' dividends shall be due and unpaid; or

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (ii) if at any time holders of any other shares of preferred shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 shall cease, subject always, however, to the revesting of such voting rights in the holders of preferred shares, including each Series, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.

          (c) As soon as practicable after the accrual of any right of the holders of shares of preferred shares, including each Series, to elect additional trustees as described in paragraph (b) of this Section 6, the Trust shall notify the Auction Agent, and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 90 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including each Series, held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph (b) of this Section 6 on a one-vote-per-share basis.

          (d) The holders of preferred shares, including each Series, may also have such other voting rights as are contemplated by Article III of the Trust's Declaration.

          (e) For purposes of determining any rights of the holders of preferred shares, including each Series, to vote on any matter, whether such right is created by the Certificate, by statute or otherwise, if redemption of some or all of the preferred shares, including each Series, is required, no holder of preferred shares, including each Series, shall be entitled to vote and no share of preferred shares, including each Series, shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination, sufficient Deposit Securities for the redemption of such shares have been deposited in the case of Preferred Shares in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3(b) of Part I of this Certificate and in the case of other preferred shares the Trust has otherwise met the conditions for redemption applicable to such preferred shares.

          (f) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders of the Preferred Shares and holders of other preferred shares to elect trustees pursuant to paragraph (b) of this
Section 6 shall continue, notwithstanding the election at such meeting by the holders of the number of trustees that they are entitled to elect.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (g) Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares and holders of other preferred shares pursuant to paragraph (b) of this
Section 6 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of such holders to elect additional trustees pursuant to paragraph (b) of this Section 6 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

          (h) Unless otherwise required by law or in the Trust's charter documents, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Trust fails to pay any dividends on the Preferred Shares of the Trust or fails to redeem any Preferred Shares which it is required to redeem, or any other event occurs which requires the mandatory redemption of Preferred Shares and the required Notice of Redemption has not been given, other than the rights set forth in paragraph (a) of Section 3 of Part I of this Certificate, the exclusive remedy of the Holders of Preferred Shares shall be the right to vote for trustees pursuant to the provisions of paragraph (b) of this Section 6. In no event shall the Holders of Preferred Shares have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

          (i) So long as any of the preferred shares, are outstanding, the Trust will not, without the affirmative vote of the holders of a majority of the outstanding preferred shares, (i) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action; (ii) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Trust's assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the Preferred Shares, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (iii) below and (E) liens to secure payment for services rendered including, without limitation, services rendered by the Trust's Paying Agent and the Auction Agent; or (iii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Trust may borrow as may be permitted by the Trust's investment restrictions; provided, however, that transfers of assets by the Trust subject to an

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Trust has Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of the immediately preceding Valuation Date.

          (j) The affirmative vote of the holders of a majority of the outstanding preferred shares, including each Series, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. In the event a vote of holders of preferred shares is required pursuant to the provisions of
Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and shall, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the results of such vote.

          (k) The affirmative vote of the holders of a majority of the outstanding preferred shares of any series, voting separately from any other series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of that series in a manner different from that of other series or classes of the Trust's shares of capital stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any right, preference or power unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of any series described in this Section 6(k) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or preferred shares necessary to authorize the action in question.

          (l) The Board of Trustees, without the vote or consent of any holder of the preferred shares or any other shareholder of the Trust, may from time to time amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Trust, or confirm the applicability of covenants and other obligations set forth herein, all in connection with obtaining or maintaining the rating of any Rating Agency with respect to each Series, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Preferred Shares or the Holders thereof, provided that the Board of Trustees receives written confirmation from each relevant Rating Agency (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

     In addition, subject to compliance with applicable law, the Board of Trustees may amend the definition of Maximum Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of preferred shares,

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

including each Series, or any other shareholder of the Trust, and without receiving any confirmation from any Rating Agency, after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would meet the Preferred Shares Basic Maintenance Amount Test.

          (m) Unless otherwise required by law, Holders of shares of each Series shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of each Series shall have no rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of any Series, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 6.

          (n) The foregoing voting provisions will not apply with respect to any series if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     7. LIQUIDATION RIGHTS.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Preferred Shares, including each Series, shall be entitled to receive out of the assets of the Trust available for distribution to stockholders, after claims of creditors but before distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Trust ranking junior to the preferred shares, as to liquidation payments, a liquidation distribution in the amount of $25,000 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution or payment (whether or not declared by the Trust, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

          (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all outstanding preferred shares, including each Series, shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of preferred shares, including each Series, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until payment in full has been made to the holders of preferred shares, including each Series, of the liquidation distributions to which they are entitled, no dividends or distributions will be made to holders of Common Stock or any stock of the Trust ranking junior to the preferred shares as to liquidation.

          (c) Neither the consolidation nor merger of the Trust with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Trust of all or substantially all of its property and assets, shall be deemed to be a liquidation, dissolution or winding up of the Trust for purposes of this Section 7.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (d) After the payment to Holders of Preferred Shares of the full preferential amounts provided for in this Section 7, the Holders of the Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

          (e) In the event the assets of the Trust or proceeds thereof available for distribution to the Holders of Preferred Shares, upon dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of preferred shares unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts to which holders of all preferred shares are entitled upon such dissolution, liquidation or winding up.

          (f) Subject to the rights of the holders of other preferred shares or after payment shall have been made in full to the Holders of Preferred Shares as provided in paragraph (a) of this Section 7, but not prior thereto, any other series or class of stock ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

     8. AUCTION AGENT. For so long as any shares of Preferred Shares are Outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of any Series are Outstanding, the Trust shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

     9. 1940 ACT PREFERRED SHARES ASSET COVERAGE. The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are Outstanding, the 1940 Act Preferred Shares Asset Coverage; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Trust fails to do so.

     10. PREFERRED SHARES BASIC MAINTENANCE AMOUNT. So long as any Preferred Shares are Outstanding and any Rating Agency so requires, the Trust shall maintain, as of each Valuation Date, Moody's Eligible Assets and S&P Eligible Assets, as applicable, having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; provided, however, that
Section 3(a)(ii) shall be the sole remedy in the event the Trust fails to do so.

     11. [Reserved]

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     12. CERTAIN OTHER RESTRICTIONS. (a) So long as any Preferred Shares are Outstanding and any Rating Agency so requires, the Trust will not, unless it has received written confirmation from such Rating Agency that any such action would not impair the rating then assigned by such Rating Agency to the Preferred Shares, engage in any one or more of the following transactions:

               (i) purchase or sell futures contracts or options thereon with respect to portfolio securities or write put or call options on portfolio securities;

               (ii) except in connection with a refinancing of the Preferred Shares, issue additional shares of any series of preferred shares, including any Series or reissue any shares of preferred shares, including any Series previously purchased or redeemed by the Trust;

               (iii) engage in any short sales of securities;

               (iv) lend portfolio securities;

               (v) merge or consolidate into or with any other corporation;

               (vi) engage in any reverse repurchase agreement; or

               (vii) change the Pricing Service to a service other than an Approved Pricing Service.

          (b) So long as any Preferred Shares are Outstanding and are rated by S&P:

               (i) the rating on each S&P Eligible Asset must be updated no less frequently than monthly;

               (ii) the prices for S&P Eligible Assets which have a Market Value Price shall be updated as of each Valuation Date;

               (iii) the prices for S&P Eligible Assets which have an Approved Price shall be updated no less frequently than monthly;

               (iv) no less frequently than semi-annually, the Trust's independent auditors shall verify the pricing of at least 25% of the S&P Eligible Assets and provide to S&P a letter describing the results of such verification. For the purposes of this item (iv), "verify" shall mean that the independent auditors agreed the prices reported by the Trust to the prices received by the Trust from an Approved Pricing Service; and

               (v) the Trust shall notify S&P if, on any Valuation Date, the aggregate Discounted Value of the S&P Eligible Assets is less than 125% of the Preferred Shares Basic Maintenance Amount.

     13. COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS. For so long as any Preferred Shares are Outstanding and any Rating Agency so requires:

          (a) As of each Valuation Date, the Trust shall determine (i) the Market Value of each Eligible Asset owned by the Trust on that date, (ii) the Discounted Value of each such Eligible Asset, (iii) whether the Preferred Shares Basic Maintenance Amount Test is met as of that date, (iv) the value (as used in the 1940 Act) of the total assets of the Trust, less all liabilities, and (v) whether the 1940 Act Preferred Shares Asset Coverage is met as of that date.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          (b) Upon any failure to meet the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on any Valuation Date, the Trust may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing shares of the Preferred Shares outside of an Auction or, in the event of a failure to file a certificate on a timely basis, submitting the requisite certificate), to meet (or certify in the case of a failure to file a certificate on a timely basis, as the case may
be) the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on or prior to the Asset Coverage Cure Date.

          (c) [Reserved]

          (d) The Trust shall deliver to the Auction Agent and each Rating Agency a certificate which sets forth a determination of items (i)-(iii) of paragraph (a) of this Section 13 (a "Preferred Shares Basic Maintenance Certificate") as of (A) the Date of Original Issue, (B) the last Valuation Date of each month, (C) any date requested by any Rating Agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Trust's cure of a failure to meet the Preferred Shares Basic Maintenance Amount Test, and (E) any day that Common or Preferred Shares are redeemed. Such Preferred Shares Basic Maintenance Certificate shall be delivered in the case of clause (i)(A) on the Date of Original Issue and in the case of all other clauses above on or before the seventh Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

          (e) The Trust shall deliver to the Auction Agent and each Rating Agency a certificate which sets forth a determination of items (iv) and (v) of paragraph (a) of this Section 13 (a "1940 Act Preferred Shares Asset Coverage Certificate") (i) as of the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of a Business Day on or before any Asset Coverage Cure Date relating to the failure to meet the 1940 Act Preferred Shares Asset Coverage. Such 1940 Act Preferred Shares Asset Coverage Certificate shall be delivered in the case of clause (i) on the Date of Original Issue and in the case of clause (ii) on or before the seventh Business Day after the relevant Valuation Date or the Asset Coverage Cure Date. The certificates required by paragraphs (d) and (e) of this Section 13 may be combined into a single certificate.

          (f) [Reserved]

          (g) Within ten Business Days of the Date of Original Issue, the Trust shall deliver to the Auction Agent and each Rating Agency a letter prepared by the Trust's independent auditors (an "Auditor's Certificate") regarding the accuracy of the calculations made by the Trust in the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate required to be delivered by the Trust on the Date of Original Issue. Within ten Business Days after delivery of the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate relating to the last Valuation Date of each fiscal quarter of the

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

Trust, the Trust will deliver to the Auction Agent and each Rating Agency an Auditor's Certificate regarding the accuracy of the calculations made by the Trust in such Certificates and in one other Preferred Shares Basic Maintenance Certificate randomly selected by the Trust's independent auditors during such fiscal quarter. In addition, the Trust will deliver to the persons specified in the preceding sentence an Auditor's Certificate regarding the accuracy of the calculations made by the Trust on each Preferred Shares Basic Maintenance Certificate and 1940 Act Preferred Shares Asset Coverage Certificate delivered in relation to an Asset Coverage Cure Date within ten days after the relevant Asset Coverage Cure Date. If an Auditor's Certificate shows that an error was made in any such report, the calculation or determination made by the Trust's independent auditors will be conclusive and binding on the Trust.

          (h) The Auditor's Certificates referred to in paragraph (g) above will confirm, based upon the independent auditors review of portfolio data provided by the Trust, (i) the mathematical accuracy of the calculations reflected in the related Preferred Shares Basic Maintenance Amount Certificates and 1940 Act Preferred Shares Asset Coverage Certificates, (ii) that, based upon such calculations, the Trust had, at such Valuation Date, met the Preferred Shares Basic Maintenance Amount Test, and (iii) that the Trust met the Moody's General Portfolio Requirements and the S&P Diversity I or S&P Diversity II requirements, as applicable.

          (i) In the event that a Preferred Shares Basic Maintenance Certificate or 1940 Act Preferred Shares Asset Coverage Certificate with respect to an applicable Valuation Date is not delivered within the time periods specified in this Section 13, the Trust shall be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 13(b) of Part I of this Certificate. In the event that a Preferred Shares Basic Maintenance Certificate, a 1940 Act Preferred Shares Asset Coverage Certificate or an applicable Auditor's Certificate with respect to an Asset Coverage Cure Date is not delivered within the time periods specified herein, the Trust shall be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Preferred Shares Asset Coverage, as the case may be, as of the related Valuation Date.

     14. [Reserved]

     15. NOTICE. All notices or communications hereunder, unless otherwise specified in this Certificate, shall be sufficiently given if in writing and delivered in person, by telecopier or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 15 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed.

     16. WAIVER. To the extent permitted by Massachusetts Law, holders of at least two-thirds of the Outstanding Preferred Shares, acting collectively, or each Series, acting as a separate series, may waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Trustees.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     17. TERMINATION. In the event that no shares of the Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Certificate shall terminate.

     18. AMENDMENT. Subject to the provisions of this Certificate, the Board of Trustees may, by resolution duly adopted without shareholder approval (except as otherwise provided by this Certificate or required by applicable law), amend this Certificate to (1) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of Section 6(l) of Part I of this Certificate without shareholder approval or (2) add additional shares of each Series (and terms relating thereto). All such additional shares shall be governed by the terms of this Certificate. To the extent permitted by applicable law, the Board of Trustees may interpret, amend or adjust the provisions of this Certificate to resolve any inconsistency or ambiguity or to remedy any patent defect.

     19. DEFINITIONS. As used in Part I and Part II of this Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "'AA' Financial Composite Commercial Paper Rate" on any date means (i) the interest equivalent of the 7-day rate, in the case of a Dividend Period which is a Standard Rate Period or shorter; for Dividend Periods greater than 7 days but fewer than or equal to 31 days, the 30-day rate; for Dividend Periods greater than 31 days but fewer than or equal to 61 days, the 60-day rate; for Dividend Periods greater than 61 days but fewer than or equal to 91 days, the 90 day rate; for Dividend Periods greater than 91 days but fewer than or equal to 270 days, the rate described in (ii); for Dividend Periods greater than 270 days, the Treasury Index Rate; on commercial paper on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For Dividend Periods greater than 360 days, the Treasury Index Rate. For

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

          "Advance Rate" means the Moody's Advance Rate (if Moody's is then rating the Preferred Shares) and the S&P Advance Rate (if S&P is then rating the Preferred Shares), whichever is applicable.

          "Affiliate" means any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided that ING Pilgrim Investments, Inc. shall not be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation, one of the trustees, directors or executive officers of which is also a trustee, director or executive officer of the Trust, be deemed to be an Affiliate.

          "Agent Member" means a member of or a participant in the Securities Depository that will act on behalf of a Bidder.

          "All Hold Rate" means 80% of the "AA" Financial Composite Commercial Paper Rate.

          "Applicable Rate" means, with respect to each Series for each Dividend Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Rate.

          "Approved Dealer" means any Broker-Dealer listed in Exhibit A to this Certificate or any other broker-dealer designated in writing by the Trust provided that no Rating Agency, in its reasonable discretion, has objected to such designated broker-dealer in writing to the Trust within ten business days of receipt of the Trust's written notice of such designation.

          "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean a Market Value Price) from an independent source at least semi-annually.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Approved Pricing Service" means Loan Pricing Corporation or any other quotation service designated in writing by the Trust provided that no Rating Agency has objected, in its reasonable discretion, in writing to the Trust within ten business days of receipt of the Trust's written notice of the designation of such quotation service.

          "Asset Coverage Cure Date" has the meaning set forth in Section 3(a)(ii) of this Certificate.

          "Auction" means each periodic operation of the procedures set forth under "Auction Procedures."

          "Auction Agent" means Bankers Trust Company unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate.

          "Auction Date" means the first Business Day next preceding the first day of a Dividend Period for each Series.

          "Auction Procedures" means the procedures for conducting Auctions set forth in Part II hereof.

          "Auditor's Certificate" has the meaning set forth in Section 13(g) of
Part I of this Certificate.

          "Bank of America Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of September 2, 1998 (as amended or supplemented thereafter) among Pilgrim Prime Rate Trust, a Massachusetts business trust, various financial institutions party to the Credit Agreement, Bank of America, N.A., a national banking association, State Street Bank and Trust Company, Deutsche Bank AG, and Commerzbank AG.

          "Beneficial Owner," with respect to shares of each Series, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

          "Bid" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate.

          "Bidder" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate; provided, however, that neither the Trust nor any Affiliate shall be permitted to be a Bidder in an Auction.

          "Board of Trustees" means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

          "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

          "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercial Paper Dealers" has the meaning set forth in the definition of "AA" Financial Composite Commercial Paper Rate.

          "Commission" means the Securities and Exchange Commission.

          "Common Share" means the shares of beneficial interest, par value $.01 per share, of the Trust.

          "Date of Original Issue" means the date on which a Series is originally issued by the Trust.

          "Default Period" has the meaning set forth in Sections 2(c) (ii) or
(iii) of Part I of this Certificate.

          "Default Rate" means the Reference Rate multiplied by three (3).

          "Deposit Securities" means cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-1+ or SP-1+ by S&P, except that, for purposes of optional redemption such obligations or securities shall be considered "Deposit Securities" only if they are also rated at least P-1 by Moody's.

          "Discounted Value" means the product of the Market Value (plus accrued interest) of an Eligible Asset multiplied by the applicable Advance Rate.

          "Dividend Default" has the meaning set forth in Section 2(c)(iii) of
Part I of this Certificate.

          "Dividend Payment Date" means (i) with respect to any Dividend Period of one year or less, the Business Day next succeeding the last day thereof and, if any, the 91st, 181st and 271st days thereof, and (ii) with respect to any Dividend Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 and on the Business Day following the last day of such Dividend Period.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Dividend Period" means, with respect to each Series, the period commencing on the Date of Original Issue thereof and ending on the date specified for such series on the Date of Original Issue thereof and thereafter, as to such Series, the period commencing on the day following each Dividend Period for such Series and ending on the day established for such Series by the Trust.

          "Eligible Assets" means Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and S&P Eligible Assets (if S&P is then rating the Preferred Shares), whichever is applicable.

          "Existing Holder," has the meaning set forth in Section 1(d) of Part II of this Certificate.

          "GE Loan Agreement" means that certain Revolving Loan Agreement dated as of July 16, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time) and is entered into among Pilgrim Prime Rate Trust (f/k/a Pilgrim America Prime Rate Trust), a Delaware corporation, ING Pilgrim Investments, Inc. (f/k/a Pilgrim America Investments, Inc.), a Delaware corporation, Edison Asset Securitization, L.L.C., a Delaware limited liability company and General Electric Capital Corporation, a New York Corporation.

          "Hold Order" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate.

          "Holder" means, with respect to Preferred Shares, the registered holder of shares of each Series as the same appears on the share ledger or share records of the Trust.

          "Loan" means any assignment of or participation in any bank loan denominated in U.S. dollars including term loans, the funded and unfunded portions of revolving credit lines (provided that the Trust shall place in reserve an amount equal to any unfunded portion of any revolving credit line) and debtor-in possession financings; provided that such loan (a) is not extended for the purpose of purchasing or carrying any margin stock and (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank in the ordinary course of business.

          "Mandatory Redemption Date" has the meaning set forth in Section 3(a)(iv) of Part I of this Certificate.

          "Mandatory Redemption Price" has the meaning set forth in Section 3(a)(iv) of Part I of this Certificate.

          "Market Value" means the Market Value Price or, if a Market Value Price is not readily available, the Approved Price of each Eligible Asset held by the Trust.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Market Value Price" means the price of an Eligible Asset which is the price obtained from an Approved Pricing Service or, if such price is not available, the lower of the bid prices quoted by two Approved Dealers.

          "Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage of the "AA" Financial Composite Commercial Paper Rate on the date of such Auction determined as set forth below based on the lower of the credit ratings assigned to the Preferred Shares by Moody's and S&P subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers; provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount.

        Moody's                        S&P                     Applicable
     Credit Rating                Credit Rating                Percentage
     -------------                -------------                ----------
     aa3 or Above                 AA- or Above                    150%
       a3 or a1                     A- to A+                      160%
     baa3 to baa1                 BBB- to BBB+                    250%
      Below baa3                   Below BBB-                     275%


          "Moody's" means Moody's Investors Service, Inc. and its successors at law.

          "Moody's Advance Rate" means, so long as the Trust's portfolio complies with the Moody's General Portfolio Requirements, the percentage determined below:

               (i) Loans: for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category.

           Moody's Asset Category                      Advance Rate
           ----------------------                      ------------
                      A                                    84.5%
                      B                                      73%
                      C                                      62%
                      D                                      45%
                      E                                      45%

               (ii) Short Term Money Market Instruments: (A) 97%, so long as such investments mature or have a demand feature at par exercisable within 30 days, (B) 90%, so long as such investments mature or have a demand feature at par not exercisable within 30 days, and (C) 83%, if such securities are not rated by Moody's, so long as such investments are rated at least A-2/AA or SP-2/AA by S&P and mature or have a demand feature at par exercisable within 30 days.

               (iii) Cash; 100%.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Moody's Asset Category" means the following five categories (and, for purposes of this categorization, the Market Value Price of a Moody's Eligible Asset trading at par is equal to $ 1.00).

          "Moody's Asset Category A" means Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.90.

          "Moody's Asset Category B" means:

               (i) Performing Senior Loans which have a Market Value Price or an Approved Price of greater than or equal to $.80 but less than $.90; and

               (ii) non-Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.85.

          "Moody's Asset Category C" means:

               (i) Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.70 but less than $.80; and

               (ii) non-Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.75 but less than $.85.

          "Moody's Asset Category D" means Senior Loans which have a Market Value Price or an Approved price less than $.75.

          "Moody's Asset Category E" means Non-Senior Loans which have a Market Value Price or an Approved Price.

     Notwithstanding any other provision contained above, for purposes of determining whether a Moody's Eligible Asset falls within a specific Moody's Asset Category, to the extent that any Moody's Eligible Asset would fall in more than one of the Moody's Asset Categories, such Moody's Eligible Asset shall be deemed to fall into the Moody's Asset Category with the highest applicable Moody's Advance Rate.

          "Moody's Eligible Assets" means:

               (i) Senior Loans; provided, however, that (a) Senior Loans with an Approved Price will qualify as Moody's Eligible Assets only up to a maximum of 10% of the Trust's total assets; and (b) Senior Loans under Moody's Asset Category D will qualify as Moody's Eligible Assets only up to a maximum of 20% of the Trust's total assets.

               (ii) Non-Senior Loans; provided, however, that Non-Senior Loans will qualify as Moody's Eligible Assets only up to a maximum of 10% of the Trust's total assets.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (iii) Short-Term Money Market Instruments so long as (a) such securities are rated at least P-2, (b) in the case of demand deposits, time deposits, banker's acceptances and certificate of deposit and overnight funds, the supporting entity is rated at least A2, (c) such securities are U.S. Government Securities, or (d) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A2 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months.

               (iv) Cash.

               ( ) "Moody's General Portfolio Requirements" means that the Trust's portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust's total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Moody's Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust's total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

          "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Preferred Shares:

1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6. Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of:
Glass, Metal, Paper, Plastic, Wood or Fiberglass

8. Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

9. Diversified/Conglomerate Manufacturing

10. Diversified/Conglomerate Service

11. Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales

12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14. Finance: Investment Brokerage, Leasing, Syndication, Securities

15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

16. Grocery: Grocery Stores, Convenience Food Stores

17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

18. Home and Office Furnishings, Housewares, and Durable Consumer Products:
Carpets, Floor Coverings, Furniture, Cooking, Ranges

19. Hotels, Motels, Inns and Gaming

20. Insurance: Life, Property and Casualty, Broker, Agent, Surety

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

21. Leisure, Amusement, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing

22. Machinery (Non-Agriculture, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators

23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

25. Personal, Food and Miscellaneous

26. Printing and Publishing: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks

27. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

29. North American Cellular and North American Cable

30. Data and Internet Services

31. Satellite

32. Telecommunications Equipment

33. Other Telecommunications

34. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

35. Utilities: Electric, Water, Hydro Power, Gas, Diversified

36. Radio and TV Broadcasting

37. Foreign Cellular, Foreign Cable, Foreign TV, Foreign Radio and Equipment

38. Other Broadcasting and Entertainment

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "1940 Act Preferred Shares Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

          "1940 Act Preferred Shares Asset Coverage Certificate" means the certificate required to be delivered by the Trust pursuant to Section 13(e) of
Part I of this Certificate.

          "Non-Senior Loan" means a Loan that is a hybrid loan, a subordinated loan or an unsecured loan.

          "Notice of Redemption" means any notice with respect to the redemption of Preferred Shares pursuant to Section 3 of Part I of this Certificate.

          "Order" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate.

          "Outstanding" means, as of any date, Preferred Shares theretofore issued by the Trust except, without duplication, (i) Preferred Shares theretofore canceled, redeemed or repurchased by the Trust, or delivered to the Auction Agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Preferred Shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which the Trust or any Affiliate shall be the Existing Holder shall be disregarded and not deemed Outstanding; (B) in connection with any Auction, any Preferred Shares as to which the Trust or any person known to the Auction Agent to be an Affiliate shall be the Existing Holder shall be disregarded and not deemed Outstanding; and (C) for purposes of determining the Preferred Shares Basic Maintenance Amount, Preferred Shares held by the Trust shall be disregarded and not deemed Outstanding, but shares held by any Affiliate shall be deemed Outstanding.

          "Paying Agent" means Bankers Trust Company unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as paying agent, which paying agent may be the same as the Auction Agent.

          "Performing" means that no default as to the payment of principal or interest has occurred and is continuing.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Person" or "person" means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          "Potential Beneficial Owner," has the meaning set forth in Section 1 of Part II of this Certificate.

          "Preferred Shares" has the meaning set forth in paragraph SECOND of this Certificate.

          "Preferred Shares Basic Maintenance Amount" as of any Valuation Date means the dollar amount equal to the sum of

               (i) (A) the sum of the products resulting from multiplying the number of Outstanding shares of each Series of Preferred Shares on such date by the Liquidation Preference (and redemption premium, if any) per share of such Series; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first Dividend Payment Date for each Outstanding Preferred Share that follows such Valuation Date (or to the 30th day after such Valuation Date, if such 30th day occurs before the first following Dividend Payment Date); (C) the amount of anticipated Trust non-interest expenses for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Preferred Shares plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate multiplied by 1.93 and (E) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, any indebtedness service to the Preferred Shares and indebtedness due within one year and any redemption premium due with respect to Preferred Shares for which a Notice of Redemption has been given, as of such Valuation Date to the extent not reflected in any of (i)(A) through
(i)(D): less

               (ii) the sum of any cash plus the value of any Trust assets irrevocably deposited by the Trust for the payment of any (i)(B) through (i)(E) (except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P2 by Moody's and A2 by S&P, it will be valued at its face value).

          "Preferred Shares Basic Maintenance Amount Test" means a test which is met if the lower of the aggregate Discounted Values of the Moody's Eligible Assets or the S&P Eligible Assets meets or exceeds the Preferred Shares Basic Maintenance Amount.

          "Preferred Shares Basic Maintenance Certificate" has the meaning set forth in Section 13(d) of Part I of this Certificate.

          "Rate Period" means either a Standard Rate Period or a Special Rate Period.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Rating Agency" means Moody's and S&P as long as such rating agency is then rating the Preferred Shares.

          "Redemption Date" has the meaning set forth in Section 2(c)(ii) of
Part I of this Certificate.

          "Redemption Default" has the meaning set forth in Section 2(c)(ii) of
Part I of this Certificate.

          "Redemption Price" has the meaning set forth in Section 3(a)(i) of
Part I of this Certificate.

          "Reference Rate" means, with respect to the determination of the Default Rate, the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

          "Registrar" means Bankers Trust Company unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as transfer agent.

          "S&P" means Standard & Poor's and its successors at law.

          "S&P Advance Rate" means the rate set forth below for each type of S&P Eligible Asset:

               (i) Loans: depending upon whether the Trust's portfolio meets the requirements of either S&P Diversity I or S&P Diversity II, for each S&P Asset Category, the applicable percentage specified in the table below opposite such S&P Asset Category.

                                  S&P Diversity I        S&P Diversity II
       S&P Asset Category          Advance Rate            Advance Rate
       ------------------          ------------            ------------
                A                       80%                     86%
                B                       74%                     82%
                C                       57%                     68%
                D                       47%                     60%
                E                       47%                     49%

               (ii) Short Term Money Market Instruments: (A) 97%, so long as such investments mature or have a demand feature at par exercisable within 30 days, and (B) 90%, so long as such investments mature or have a demand feature at par not exercisable within the 30 days but exercisable within one year.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (iii) Cash; 100%.

          "S&P Asset Category" means the following five categories (and, for purposes of this categorization, the Market Value Price of an S&P Eligible Asset trading at par is equal to $ 1.00).

          "S&P Asset Category A" means Performing Senior Loans which have a Market Value Price or an Approved Price greater than $.90.

          "S&P Asset Category B" means Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.85 but equal to or less than $.90.

          "S&P Asset Category C" means non-Performing Senior Loans which have a Market Value Price or an Approved Price greater than $.85.

          "S&P Asset Category D" means:

               (i) Performing Senior Loans which have a Market Value Price or an Approved Price less than $.85; and

               (ii) Non-Performing Senior Loans which have a Market Value Price or an Approved Price less than or equal to $.85.

          "S&P Asset Category E" means (i) Senior Loans whose total syndication is less than $150 million (to the extent such loans exceed 15% of the Trust's total assets), (ii) Senior Loans which are rated below B- by S&P or are unrated (to the extent such loans exceed 15% of the Trust's total assets), and (iii) Non-Senior Loans.

     Notwithstanding any other provision contained above, for purposes of determining whether an S&P Eligible Asset falls within a specific S&P Asset Category, to the extent that any S&P Eligible Asset would fall in more than one of the five S&P Asset Categories, such S&P Eligible Asset shall be deemed to fall into the S&P Asset Category with the highest applicable S&P Advance Rate.

          "S&P Diversity I" means that the Trust's portfolio meets the following requirements:

               (1) the Trust's total assets must be invested in the securities of borrowers and other issuers having their principal business activities in at least four S&P Industry Classifications (the electric, gas, water and telephone utility industries, commercial banks, thrift institutions and finance companies being treated as separate industries for purposes of this restriction); provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (1), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation; and (2) the Trust's total assets must be invested in

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

securities of at least 20 different issuers, provided that for purposes of this subsection (2), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to a participation.

          "S&P Diversity II" means that the Trust's portfolio meets the following requirements:

               (1) the Trust's total assets must be invested in the securities of borrowers and other issuers having their principal business activities in at least 10 S&P Industry Classifications (the electric, gas, water and telephone utility industries, commercial banks, thrift institutions and finance companies being treated as separate industries for purposes of this restriction); provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (1), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation; and (2) the Trust's total assets must be invested in securities of at least 30 different issuers, provided that for purposes of this subsection (2), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to a participation.

          "S&P Eligible Assets" means:

               (i) Senior Loans; provided, however, that (a) Senior Loan Participations and Non-Senior Loans will qualify as S&P Eligible Assets only up to an aggregate maximum of 15% of the Trust's total assets, (b) Senior Loans whose total syndication is less than $150 million will qualify as S&P Eligible Assets only up to a maximum of 35% of the Trust's total assets, (c) Senior Loans and Non-Senior Loans rated below B- by S&P or unrated will qualify as S&P Eligible Assets only up to an aggregate maximum of 50% of the Trust's total assets, (d) Senior Loans and Non-Senior Loans with an Approved Price will qualify as S&P Eligible Assets only up to an aggregate maximum of 5% of the Trust's total assets, (e) a Senior Loan or a Non-Senior Loan to a single issuer, plus any other investment in the securities of such issuer, will qualify as an S&P Eligible Asset only up to an aggregate maximum of 5% (for the S&P Diversity I Advance Rate) or 3.33% (for the S&P Diversity II Advance Rate) of the Trust's total assets, provided that, for purposes of this subsection (e), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to a participation, (f) Senior Loans and Non-Senior Loans to borrowers and other issuers having their principal business activities in the same S&P Industry Classification will qualify as S&P Eligible Assets only up to an aggregate maximum of 25% (for the S&P Diversity I Advance Rate) or 10% (for the S&P Diversity II Advance Rate) of the Trust's total assets, provided that this

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

limitation shall not apply with respect to U.S. Government Securities and provided further that, for purposes of this subsection (f), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation.

               (ii) Non-Senior Loans; provided, however, that (a) unsecured Non-Senior Loans will qualify as S&P Eligible Assets only up to a maximum of 3% of the Trust's total assets, (b) Senior Loan Participations and Non-Senior Loans will qualify as S&P Eligible Assets only up to an aggregate maximum of 15% of the Trust's total assets, (c) Senior Loans and Non-Senior Loans rated below B-by S&P or unrated will qualify as S&P Eligible Assets only up to an aggregate maximum of 50% of the Trust's total assets, (d) Senior Loans and Non-Senior Loans with an Approved Price will qualify as S&P Eligible Assets only up to an aggregate maximum of 5% of the Trust's total assets, (e) a Senior Loan or a Non-Senior Loan to a single issuer, plus any other investment in the securities of such issuer, will qualify as an S&P Eligible Asset only up to an aggregate maximum of 5% (for the S&P Diversity I Advance Rate) or 3.33% (for the S&P Diversity I Advance Rate) of the Trust's total assets, provided that, for purposes of this subsection (e), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to a participation, (f) Senior Loans and Non-Senior Loans to borrowers and other issuers having their principal business activities in the same S&P Industry Classification will qualify as S&P Eligible Assets only up to an aggregate maximum of 25% (for the S&P Diversity I Advance Rate) or 10% (for the S&P Diversity I Advance Rate) of the Trust's total assets, provided that this limitation shall not apply with respect to U.S. Government Securities and provided further that, for purposes of this subsection (f), the term "issuer" shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation.

               (iii) Short-Term Money Market Instruments provided that (a) such securities are rated at least A-1 and mature within 30 days or are rated at least A-1+ and mature within one year, and provided further that such securities rated A-1 will qualify as S&P Eligible Assets only up to a maximum of 20% of the Trust's total assets, (b) in the case of demand deposits, time deposits, banker's acceptances, certificates of deposit and overnight funds, the supporting entity is rated at least A+, (c) such securities are U.S. Government Securities or (d) in all other cases, the supporting entity is rated at least A+.

               (iv) Cash.

          "S&P Industry Classification" means, for the purposes of determining S&P Eligible Assets, each of the following industry classifications (or such other classifications as S&P may from time to time approve for application to the Preferred Shares:

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     1. Aerospace and Defense: Aircraft manufacturer/components, Arms and ammunition

     2.   Air transport

     3.   Automotive: Manufacturers, Parts and Equipment, Tire and Rubber

     4.   Beverage and Tobacco

     5.   Broadcast Radio and Television

     6.   Brokers/Dealers/Investment Houses

     7.   Building and Development: Builders, Land Development/Real Estate,
          REITs

     8.   Business Equipment and Services: Graphic Arts, Office
          Equipment/Computers, Data Processing Service Bureaus, Computer
          Software

     9.   Cable and Satellite Television

     10.  Chemical/Plastics: Coatings/Paints/Varnishes

     11.  Clothing/Textiles

     12.  Conglomerates

     13.  Containers and Glass Products

     14.  Cosmetic/Toiletries

     15.  Drugs

     16.  Ecological Services and Equipment: Waste Disposal Services and
          Equipment

     17.  Electronics/Electric

     18. Equipment Leasing: Auto Leasing/Rentals, Commercial Equipment Leasing, Data Processing Equipment Service/Leasing

     19.  Farming/Agriculture: Agricultural Products and Equipment, Fertilizers

     20.  Financial Intermediaries: Bank/Thrifts, Finance Companies

     21.  Food/Drug Retailers

     22.  Food Products

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     23.  Food Service: Food Service/Restaurants, Vending

     24.  Forest Products: Building Materials, Paper Products/Containers

     25.  Health Care

     26.  Home Furnishings: Appliances, Furniture and Fixtures, Housewares

     27.  Lodging and Casinos

     28. Industrial Equipment: Machinery, Manufacturing/Industrial, Specialty Instruments

     29.  Insurance

     30.  Leisure Goods/Activities/Movies

     31. Nonferrous Metals/Minerals: Aluminum Producers, Mining (including coal), Other Metal/Mineral Producers

     32.  Oil and Gas: Producers/Refiners, Gas Pipelines

     33.  Publishing

     34.  Rail Industries: Railroads, Rail Equipment

     35.  Retailers (except food and drug)

     36.  Steel

     37.  Surface Transport: Shipping/Shipbuilding, Trucking

     38.  Telecommunications/Cellular Communications

     39.  Utilities: Electric, Local Gas, Water

          The Trust shall use its discretion in determining which industry classification is applicable to a particular investment.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of each Series.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Sell Order" has the meaning set forth in Section 2(b) of Part II of this Certificate.

          "Senior Loan" means any secured Loan that is not subordinated by its terms to any other indebtedness of the borrower.

          "Senior Loan Participations" means participations by the Trust in a lender's portion of a Senior Loan where the Trust has a contractual relationship with such lender and not the borrower, and such lender is rated at least A-1/A-.

          "Series" means any of the series of Preferred Shares issued by the Trust.

          "Series F" means the shares of Series F of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series F of the Preferred Shares.

          "Series M" means the shares of Series M of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series M of the Preferred Shares.

          "Series T" means the shares of Series T of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series T of the Preferred Shares.

          "Series Th" means the shares of Series Th of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series Th of the Preferred Shares.

          "Series W" means the shares of Series W of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series W of the Preferred Shares.

          "Short-Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

               (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

               (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

               (iii) overnight funds; and

               (iv) U.S. Government Securities.

          "Special Rate Period" means a Dividend Period that is not a Standard Rate Period.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Specific Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Trustees after consultation with the Broker-Dealers, during which the shares subject to such Special Rate Period are not subject to redemption at the option of the Trust pursuant to Section 3(a)(i) and/or Section 3(a)(ii) and/or 3(a)(iii) of Part I of this Certificate and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Rate Period shall be redeemable at the Trust's option pursuant to Section 3(a)(i) and/or in connection with any mandatory redemption pursuant to Section 3(a)(ii) and/or 3(a)(iii) at a price per share equal to the Liquidation Value plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Value or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-Dealers.

          "Standard Rate Period" means a Dividend Period of 7 days, unless such 7th day is not a Business Day, then the number of days ending on the Business Day next preceding such 7th day.

          "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          "Transfer Agent" means Bankers Trust Company, unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as Transfer Agent.

          "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government securities selected by the Trust.

          "U.S. Government Securities" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

          "Valuation Date" means each Business Day of each week.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          " Voting Period" has the meaning set forth in Section 6(b) of Part I of this Certificate.

          "Winning Bid Rate" has the meaning set forth in Section 4(a)(iii) of
Part II of this Certificate.

     20. INTERPRETATION. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Part I or
Part II hereof, as the case may be, unless specifically identified otherwise.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION


                           PART II: AUCTION PROCEDURES

1. Certain Definitions. As used in Part II of this Certificate, the following terms shall have the following meanings, unless the context otherwise requires and all section references below are to Part II of this Certificate except as otherwise indicated: Capitalized terms not defined in
     Section 1 of Part II of this Certificate shall have the respective meanings specified in Part I of this Certificate.

          "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

          "Available Preferred Shares" has the meaning set forth in Section 4(a)(i) of Part II of this Certificate.

          "Existing Holder" means (a) a person who has signed a Master Purchaser's Letter and beneficially owns those Preferred Shares listed in that person's name in the records of the Auction Agent or (b) the beneficial owner of those Preferred Shares which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser's Letter.

          "Hold Order" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate.

          "Master Purchaser's Letter" means a letter which is required to be executed by each prospective purchaser of Preferred Shares or the Broker-Dealer through whom such shares will be held.

          "Order" has the meaning set forth in Section 2(a)(ii) of Part II of this Certificate.

          "Potential Holder," means (1) any Existing Holder who may be interested in acquiring additional Preferred Shares or (ii) any other person who may be interested in acquiring Preferred Shares and who has signed a Master Purchaser's letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent which Broker-Dealer shall have executed a Master Purchaser's letter.

          "Sell Order" has the meaning set forth in Section 2(b) of Part II of this Certificate.

          "Submitted Bid Order" has the meaning set forth in Section 4(a) of
          Part II of this Certificate.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

          "Submitted Hold Order" has the meaning set forth in Section 4(a) of
          Part II of this Certificate.

          "Submitted Order" has the meaning set forth in Section 4(a) of Part II of this Certificate.

          "Submitted Sell Order" has the meaning set forth in Section 4(a) of
          Part II of this Certificate.

          "Sufficient Clearing Orders" means that all Preferred Shares are the subject of Submitted Hold Orders or that the number of Preferred Shares that are the subject of Submitted Buy Orders by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (A) the number of Preferred Shares that are subject of Submitted Hold/Sell Orders by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and (B) the number of Preferred Shares that are subject to Submitted Sell Orders.

          "Winning Bid Rate" means the lowest rate specified in the Submitted Orders which, if (A) each Submitted Hold/Sell Order from Existing Holders specifying such lowest rate and all other Submitted Hold/Sell Orders from Existing Holders specifying lower rates were accepted and
          (B) each Submitted Buy Order from Potential Holders specifying such lowest rate and all other Submitted Buy Orders from Potential Holders specifying lower rates were accepted, would result in the Existing Holders described in clause (A) above continuing to hold an aggregate number of Preferred Shares which, when added to the number of Preferred Shares to be purchased by the Potential Holders described in clause (B) above and the number of Preferred Shares subject to Submitted Hold Orders, would be equal to the number of Preferred Shares.

     2. ORDERS

     (a) On or prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

          (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

               (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

               (B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

          (ii) each Broker-Dealer, using lists of Potential Beneficial Owners shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

     For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                    (B) such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph (a) of
Section 5 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                    (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A) the number of Outstanding shares of such series specified in such Sell Order; or

                    (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (iii) of paragraph (b) of Section 5 of this
Part II if Sufficient Clearing Bids for shares of such series do not exist;

provided however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 3 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

               (iii) A Bid by a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                    (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                    (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (v) of paragraph (a) of Section 5 of this
Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

          (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

     3. SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

               (ii) the aggregate number of shares of such series that are the subject of such Order;

               (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                    (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

                    (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                    (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

               (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

          (c) If an Order or Orders covering all of the Outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 7 Rate Period days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

               (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

               (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                    (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                    (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

               (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

          (e) If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

          (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

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                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

     4. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND & APPLICABLE RATE

          (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

               (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such series);

               (ii) from the Submitted Orders for shares of such series whether:

                    (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate (for all Rate Periods) for shares of such series; exceeds or is equal to the sum of

                    (B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate (for all Rate Periods) for shares of such series; and

                    (C) the number of Outstanding shares of such series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

               (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if: (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                    (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

          (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

               (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

               (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

               (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be All Hold Rate.

     5. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION

     Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and
(e) of this Section 5, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

               (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

               (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

               (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph
(a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

               (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

          (b) If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

               (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

               (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

               (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

          (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of a series of Preferred Shares.

          (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5 any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

          (f) Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

     6. TRANSFER OF PREFERRED SHARES

     Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION


                                    EXHIBIT A

                             APPROVED BROKER-DEALERS

                            Salomon Smith Barney Inc.
                            PaineWebber Incorporated
                              Lehman Brothers Inc.
                              Gruntal & Co., L.L.C.

                                PRIME RATE TRUST
                   PREFERRED SHARES CERTIFICATE OF DESIGNATION

IN WITNESS WHEREOF, the Trust has caused these representations to be signed in its name and on its behalf by its Senior Executive Vice-President and attested by its Assistant Secretary this ___ day of October, 2000. The Trust's Declaration of Trust, as amended, is on file with the Secretary of State of the Commonwealth of Massachusetts, and the said officers of the Trust have executed this Certificate as officers and not individually, and the obligations and rights set forth in this Certificate are not binding upon any such officers, or the Trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

                                        PILGRIM PRIME RATE TRUST

                                        By:
                                           -------------------------------------
                                           Senior Executive Vice President

ATTEST:

By:
   --------------------------------------
   Assistant Secretary